Exhibit 4.1

SIMON PROPERTY GROUP, L.P.

ISSUER TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. TRUSTEE

FORTY-FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 8, 2023

$650,000,000 5.500% NOTES DUE 2033

$650,000,000 5.850% NOTES DUE 2053

SUPPLEMENT TO INDENTURE,
DATED AS OF NOVEMBER 26, 1996,
BETWEEN

SIMON PROPERTY GROUP, L.P.
AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(AS SUCCESSOR TO THE CHASE MANHATTAN BANK),

AS TRUSTEE

EXHIBITS

EXHIBIT A	Form of Global Note
EXHIBIT B	Form of Certificated Note

-i-

FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of March 8, 2023 (the “Forty-Fourth Supplemental Indenture”), between SIMON PROPERTY GROUP, L.P. (formerly known as Simon DeBartolo Group, L.P.), a Delaware limited partnership (the “Issuer” or the “Operating Partnership”), having its principal offices at 225 West Washington Street, Indianapolis, Indiana 46204, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Chase Manhattan Bank), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), having its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS

WHEREAS, the Issuer and Simon Property Group, L.P., a Delaware limited partnership acting as a guarantor (the “Guarantor”), executed and delivered to the Trustee an Indenture, dated as of November 26, 1996 (the “Original Indenture”), providing for the issuance from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Issuer;

WHEREAS, on December 31, 1997 the Guarantor was merged into the Issuer as contemplated under the Indenture;

WHEREAS, the Issuer changed its name from “Simon DeBartolo Group, L.P.” to “Simon Property Group, L.P.” effective as of September 24, 1998;

WHEREAS, the Original Indenture provides that by means of a supplemental indenture, the Issuer may create one or more series of its debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Issuer intends by this Forty-Fourth Supplemental Indenture to create and provide for the following series of debt securities:

Simon Property Group, L.P. 5.500% Notes due 2033 (the “2033 Notes”) initially in an aggregate principal amount of $650,000,000; and

Simon Property Group, L.P. 5.850% Notes due 2053 (the “2053 Notes,” and together with the 2033 Notes, the “Notes”) initially in an aggregate principal amount of $650,000,000;

WHEREAS, the Board of Directors of Simon Property Group, Inc., the general partner of the Issuer, has approved the creation of the Notes and the forms, terms and conditions thereof pursuant to Sections 301 and 1701 of the Original Indenture; and

WHEREAS, all actions required to be taken under the Original Indenture with respect to this Forty-Fourth Supplemental Indenture have been taken.

NOW, THEREFORE, IT IS AGREED:

ARTICLE I

DEFINITIONS, CREATION, FORMS AND TERMS AND CONDITIONS OF THE SECURITIES

SECTION 1.01. Definitions. Capitalized terms used in this Forty-Fourth Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Original Indenture. Certain terms, used principally in Article II of this Forty-Fourth Supplemental Indenture, are defined in that Article. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“2033 Interest Payment Date” has the meaning set forth in Section 1.04(c).

“2033 Notes” has the meaning set forth in the Recitals hereto.

“2033 Par Call Date” means December 8, 2032.

“2033 Redemption Price” has the meaning set forth in Section 1.04(d).

“2033 Regular Record Date” has the meaning set forth in Section 1.04(c).

“2053 Interest Payment Date” has the meaning set forth in Section 1.05(c).

“2053 Notes” has the meaning set forth in the Recitals hereto.

“2053 Par Call Date” means September 8, 2052.

“2053 Redemption Price” has the meaning set forth in Section 1.05(d).

“2053 Regular Record Date” has the meaning set forth in Section 1.05(c).

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

“Certificated Notes” has the meaning set forth in Article III.

“Dollar” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Global Note” means a permanent fully registered global Note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Indenture” means the Original Indenture as supplemented by this Forty-Fourth Supplemental Indenture.

“Issuer” has the meaning set forth in the Recitals hereto.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Notes before the applicable Par Call Date, the excess, if any, of (i) the aggregate present value, as of the date of such redemption or accelerated payment, of each Dollar of principal of such Notes being redeemed or accelerated and the amount of interest, calculated by the Operating Partnership, excluding interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of each such Dollar assuming such Notes matured on the applicable Par Call Date, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate from the respective dates on which such principal and interest would have been payable assuming such Notes matured on the applicable Par Call Date, over (ii) the aggregate principal amount of such Notes being redeemed or accelerated.

“Notes” has the meaning set forth in the Recitals hereto.

“Operating Partnership” has the meaning set forth in the Recitals hereto.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Par Call Date” means the applicable date with respect to the 2033 Notes and the 2053 Notes.

“Reinvestment Rate” means the applicable Treasury Rate, plus 0.250% for the 2033 Notes and 3.00% for the 2053 Notes.

“Treasury Rate” means the rate determined by the Operating Partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date notice of the redemption or accelerated payment is given, based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Operating Partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the date of redemption or accelerated payment to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the date notice of the redemption or accelerated payment is given H.15 TCM or any successor designation or publication is no longer published, the Operating Partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such notice of the redemption or accelerated payment of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Operating Partnership shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Operating Partnership shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the Recitals hereto.

SECTION 1.02.      Creation of the Notes. In accordance with Section 301 of the Original Indenture, the Issuer hereby creates each of the 2033 Notes and the 2053 Notes as a separate series of its debt securities issued pursuant to the Indenture. The 2033 Notes shall be issued initially in an aggregate principal amount of $650,000,000 and 2053 Notes shall be issued initially in an aggregate principal amount of $650,000,000, except, in each case, as permitted by Sections 301, 304, 305 or 306 of the Original Indenture.

SECTION 1.03.      Form of the Notes. Each series of the Notes shall be issued in the form of one or more Global Notes, duly executed by the Operating Partnership and authenticated by the Trustee without the necessity of the reproduction thereon of the corporate seal of the General Partner (as defined in the Original Indenture), which shall be deposited with, or on behalf of, DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Notes of each series shall be substantially in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture. Ownership of beneficial interests in such Global Notes shall be shown on, and transfers thereof will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners).

SECTION 1.04.      Terms and Conditions of the 2033 Notes. The 2033 Notes shall be governed by all the terms and conditions of the Indenture. In particular, the following provisions shall be terms of the 2033 Notes:

(a)            Title and Aggregate Principal Amount. The title of the 2033 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2033 Notes shall be as specified in Section 1.02 of this Forty-Fourth Supplemental Indenture, except as permitted by Sections 301, 304, 305 or 306 of the Original Indenture.

(b)            Stated Maturity. The 2033 Notes shall mature, and the unpaid principal thereon shall be payable, on March 8, 2033, subject to the provisions of the Original Indenture and Section 1.04(d) below.

(c)             Interest. The rate per annum at which interest shall be payable on the 2033 Notes shall be 5.500%. Interest on the 2033 Notes shall be payable semi-annually in arrears on each March 8 and September 8, commencing on September 8, 2023 (each, a “2033 Interest Payment Date”), to the Persons in whose names the applicable 2033 Notes are registered in the Security Register applicable to the 2033 Notes at the close of business on the 15th calendar day immediately prior to the applicable 2033 Interest Payment Date regardless of whether such day is a Business Day (each, a “2033 Regular Record Date”). Interest on the 2033 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2033 Notes shall accrue from and including March 8, 2023.

(d)            Sinking Fund, Redemption or Repayment. No sinking fund shall be provided for the 2033 Notes and the 2033 Notes shall not be repayable at the option of the Holders thereof prior to their Stated Maturity. The 2033 Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the 2033 Notes being redeemed plus accrued interest thereon to but excluding the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such 2033 Notes (collectively, the “2033 Redemption Price”), all in accordance with the provisions of Article XI of the Original Indenture, as supplemented herein; provided, however, that if the 2033 Notes are redeemed on or after the 2033 Par Call Date, the 2033 Redemption Price shall not include the Make-Whole Amount.

If notice of redemption has been given as provided in the Original Indenture and as supplemented herein, and funds for the redemption of any 2033 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2033 Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the 2033 Notes from and after the Redemption Date shall be to receive payment of the 2033 Redemption Price upon surrender of such 2033 Notes in accordance with such notice.

(e)            Registration and Form. The 2033 Notes shall be issuable as Registered Securities as provided in Section 1.03 of this Forty-Fourth Supplemental Indenture. The 2033 Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, premium, if any, and interest in respect of the 2033 Notes shall be made by the Issuer in immediately available funds.

(f)             Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article II of this Forty-Fourth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the 2033 Notes.

(g)            Make-Whole Amount Payable Upon Acceleration. Upon any acceleration of the Stated Maturity of the 2033 Notes in accordance with Section 502 of the Original Indenture, the Make-Whole Amount on the 2033 Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

(h)            Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities under the Indenture having the same terms and conditions as the 2033 Notes in all respects, except for issue date, issue price and, to the extent applicable, first payment of interest. Additional debt securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2033 Notes, provided, however, that if such additional notes will not be fungible with the previously outstanding 2033 Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional debt securities.

(i)             Election to Redeem; Notice to the Trustee. The second sentence of Section 1102 of the Original Indenture is replaced in its entirety by the following with respect to the 2033 Notes:

“In case of any redemption at the election of the Issuer of less than all of the Securities of any series, the Issuer shall, at least 5 business days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.”

(j)             Selection by Trustee of Securities to be Redeemed. The first paragraph of Section 1103 of the Original Indenture is replaced in its entirety by the following with respect to the 2033 Notes:

“If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.”

(k)            Notice of Redemption. The first paragraph of Section 1104 of the Original Indenture is replaced in its entirety by the following with respect to the 2033 Notes:

“Notice of redemption shall be given in the manner provided in Section 106, not less than 10 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.”

(l)             Other Terms and Conditions. The 2033 Notes shall have such other terms and conditions applicable to them as provided in the form thereof attached as Exhibit A.

SECTION 1.05.      Terms and Conditions of the 2053 Notes. The 2053 Notes shall be governed by all the terms and conditions of the Indenture. In particular, the following provisions shall be terms of the 2053 Notes:

(a)            Title and Aggregate Principal Amount. The title of the 2053 Notes shall be as specified in the Recitals; and the aggregate principal amount of the 2053 Notes shall be as specified in Section 1.02 of this Forty-Fourth Supplemental Indenture, except as permitted by Sections 301, 304, 305 or 306 of the Original Indenture.

(b)           Stated Maturity. The 2053 Notes shall mature, and the unpaid principal thereon shall be payable, on March 8, 2053, subject to the provisions of the Original Indenture and Section 1.05(d) below.

(c)            Interest. The rate per annum at which interest shall be payable on the 2053 Notes shall be 5.850%. Interest on the 2053 Notes shall be payable semi-annually in arrears on each March 8 and September 8, commencing on September 8, 2023 (each, a “2053 Interest Payment Date”), to the Persons in whose names the applicable 2053 Notes are registered in the Security Register applicable to the 2053 Notes at the close of business on the 15th calendar day immediately prior to the applicable 2053 Interest Payment Date regardless of whether such day is a Business Day (each, a “2053 Regular Record Date”). Interest on the 2053 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2053 Notes shall accrue from and including March 8, 2023.

(d)           Sinking Fund, Redemption or Repayment. No sinking fund shall be provided for the 2053 Notes and the 2053 Notes shall not be repayable at the option of the Holders thereof prior to their Stated Maturity. The 2053 Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the 2053 Notes being redeemed plus accrued interest thereon to but excluding the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such 2053 Notes (collectively, the “2053 Redemption Price”), all in accordance with the provisions of Article XI of the Original Indenture, as supplemented herein; provided, however, that if the 2053 Notes are redeemed on or after the 2053 Par Call Date, the 2053 Redemption Price shall not include the Make-Whole Amount.

If notice of redemption has been given as provided in the Original Indenture and as supplemented herein, and funds for the redemption of any 2053 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such 2053 Notes shall cease to bear interest on the Redemption Date and the only right of the Holders of the 2053 Notes from and after the Redemption Date shall be to receive payment of the 2053 Redemption Price upon surrender of such 2053 Notes in accordance with such notice.

(e)            Registration and Form. The 2053 Notes shall be issuable as Registered Securities as provided in Section 1.03 of this Forty-Fourth Supplemental Indenture. The 2053 Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All payments of principal, premium, if any, and interest in respect of the 2053 Notes shall be made by the Issuer in immediately available funds.

(f)            Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1402 of the Original Indenture, and the provisions for covenant defeasance (which provisions shall apply, without limitation, to the covenants set forth in Article II of this Forty-Fourth Supplemental Indenture) in Section 1403 of the Original Indenture, shall be applicable to the 2053 Notes.

(g)           Make-Whole Amount Payable Upon Acceleration. Upon any acceleration of the Stated Maturity of the 2053 Notes in accordance with Section 502 of the Original Indenture, the Make-Whole Amount on the 2053 Notes shall become immediately due and payable, subject to the terms and conditions of the Indenture.

(h)           Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture, the Issuer may, from time to time, without the consent of or notice to the Holders, create and issue further debt securities under the Indenture having the same terms and conditions as the 2053 Notes in all respects, except for issue date, issue price and, to the extent applicable, first payment of interest. Additional debt securities issued in this manner shall be consolidated with and shall form a single series with the previously outstanding 2053 Notes, provided, however, that if such additional notes will not be fungible with the previously outstanding 2053 Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional debt securities.

(i)             Election to Redeem; Notice to the Trustee. The second sentence of Section 1102 of the Original Indenture is replaced in its entirety by the following with respect to the 2053 Notes:

“In case of any redemption at the election of the Issuer of less than all of the Securities of any series, the Issuer shall, at least 5 business days prior to the giving of the notice of redemption in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.”

(j)             Selection by Trustee of Securities to be Redeemed. The first paragraph of Section 1103 of the Original Indenture is replaced in its entirety by the following with respect to the 2053 Notes:

“If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.”

(k)            Notice of Redemption. The first paragraph of Section 1104 of the Original Indenture is replaced in its entirety by the following with respect to the 2053 Notes:

“Notice of redemption shall be given in the manner provided in Section 106, not less than 10 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.”

(l)             Other Terms and Conditions. The 2053 Notes shall have such other terms and conditions applicable to them as provided in the form thereof attached as Exhibit A.

ARTICLE II

COVENANTS; EVENTS AND NOTICE OF DEFAULT; SUPPLEMENTAL INDENTURES

SECTION 2.01.      Covenants for Benefit of Holders of Notes. In addition to the covenants set forth in Article X of the Original Indenture, there are established pursuant to Section 901(2) of the Original Indenture the following covenants for the benefit of the Holders of the Notes of each series and to which such Notes shall be subject.

(a)            Limitation on Debt. As of each Reporting Date (as defined below), Debt (as defined below) shall not exceed 65% of Total Assets (as defined below).

(b)           Limitation on Secured Debt. As of each Reporting Date, Secured Debt (as defined below) shall not exceed 50% of Total Assets.

(c)            Fixed Charge Coverage Ratio. For the four consecutive quarters ending on each Reporting Date, the ratio of Annualized EBITDA (as defined below) to Annualized Interest Expense (as defined below) shall be at least 1.50 to 1.00.

(d)           Maintenance of Unencumbered Assets. As of each Reporting Date, Unencumbered Assets (as defined below) shall be at least 125% of Unsecured Debt (as defined below).

SECTION 2.02.      Provision of Financial Information. For the purposes of the Notes of each series, Section 1010 of the Original Indenture is hereby amended by adding the following as the third paragraph of such section:

“The availability of the foregoing materials on the Commission’s website or on the Issuer’s website shall be deemed to satisfy the foregoing delivery obligations. The Trustee shall have no obligation to determine if and when the Issuer’s Financial Statements or reports are publicly available and accessible electronically.”

SECTION 2.03.      Definitions. As used herein:

“Annualized EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share (as defined below) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realized or unrealized gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualized basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period.

“Annualized Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Operating Partnership’s Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortization of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four-quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four-quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period).

“Capitalization Rate” means 7.00%.

“Capitalized Value” means, as of any date, Annualized EBITDA divided by the Capitalization Rate.

“Company” means Simon Property Group, Inc., a Delaware corporation and the sole general partner of the Operating Partnership.

“Debt” means the Operating Partnership’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called and (iv) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected in the Operating Partnership’s balance sheet as a financing lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Operating Partnership or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Operating Partnership’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes (a) Intercompany Debt (as defined below) and (b) in the case of clause (iv) above, operating lease liabilities on the Operating Partnership’s balance sheet in accordance with generally accepted accounting principles.

“Intercompany Debt” means Debt to which the only parties are the Company, the Operating Partnership and any of their Subsidiaries or affiliates (but only so long as such Debt is held solely by any of the Company, the Operating Partnership and any Subsidiary or affiliate) and provided that, in the case of Debt owed by the Operating Partnership to any Subsidiary or affiliate, the Debt is subordinated in right of payment to the Notes.

“Pro Rata Share” means any applicable figure or measure of the Operating Partnership and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Operating Partnership’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Reporting Date” means March 31, June 30, September 30 and December 31 of each year.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the property of the Operating Partnership or any Subsidiary.

“Stabilized Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilized when the Operating Partnership or its Subsidiaries or an unconsolidated joint venture in which the Operating Partnership or any Subsidiary has an interest has owned the asset as of at least six Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilized four Reporting Dates after the earlier of (a) six Reporting Dates after substantial completion of construction or development or (b) the first Reporting Date on which the asset is at least 90% leased.

“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilized Assets, Capitalized Value; (ii) for all other assets of the Operating Partnership and its Subsidiaries, the Operating Partnership’s Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles; and (iii) the Operating Partnership’s Pro Rata Share of cash and cash equivalents; provided, that Total Assets excludes right-of-use assets associated with operating leases in accordance with generally accepted accounting principles.

“Unencumbered Annualized EBITDA” means Annualized EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Assets” as of any Reporting Date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA and the denominator of which is Annualized EBITDA.

“Unsecured Debt” means Debt that is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

SECTION 2.04.      Events of Default. For the purposes of the Notes of each series, Section 501 of the Original Indenture is hereby amended by, supplemented with, and where inconsistent, replaced by, the following provisions:

(a)	Section 501(4) of the Original Indenture is replaced in its entirety by the following:

“(4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

(b)	Section 501(5) of the Original Indenture is replaced in its entirety by the following:

“(5) a default under any evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or of any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or”

SECTION 2.05.      Notice of Defaults. For the purposes of the Notes of each series, Section 601 of the Original Indenture is hereby replaced in its entirety by the following provision:

“Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and Coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and Coupons of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.”

SECTION 2.06.      Supplemental Indentures Without Consent of Holders. For the purposes of the Notes of each series, Section 901 of the Original Indenture is hereby amended by adding the following as Section 901(11): “to conform the terms of this Indenture or the Securities of a series or any Coupons to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such Securities, as evidenced by an Officers’ Certificate.”

ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.      Transfer and Exchange.

(a)             The Global Notes shall be exchanged by the Operating Partnership for one or more Notes of the same series in definitive, fully registered certificated form, without coupons, substantially in the form of Exhibit B hereto (the “Certificated Notes”) if (i) DTC (1) has notified the Operating Partnership that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (2) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Operating Partnership within 90 calendar days or (ii) DTC is at any time unwilling or unable to continue as depositary and the Operating Partnership is not able to appoint a successor to DTC within 90 calendar days. If an Event of Default occurs and is continuing, the Operating Partnership shall, at the request of the Trustee or the Holder thereof, exchange all or part of the applicable Global Note for one or more Certificated Notes of the same series, as applicable. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes of the same series upon request but only upon at least 30 calendar days’ prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. Whenever a Global Note is exchanged for one or more Certificated Notes of the same series, it shall be surrendered by the Holder thereof to the Trustee and cancelled by the Trustee. All Certificated Notes issued in exchange for a Global Note, a beneficial interest therein or a portion thereof shall be registered in such names, and delivered, as DTC shall instruct the Trustee.

(b)             Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that, subject to the immediately preceding paragraph, ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to DTC, its successors and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of DTC (or its successors).

ARTICLE IV

LEGENDS

SECTION 4.01.      Legends. Each Global Note shall bear the following legends on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

ARTICLE V

TRUSTEE

SECTION 5.01.      Corporate Trust Office. The Trustee is appointed as the principal paying agent, transfer agent and registrar for the Notes and for the purposes of Section 1002 of the Indenture. The Notes may be presented for payment at the Corporate Trust Office of the Trustee or at any other agency as may be appointed from time to time by the Operating Partnership in The City of New York or the City of Chicago.

SECTION 5.02.      Recitals of Fact; Other Matters.

(a)            The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-Fourth Supplemental Indenture or the due execution thereof by the Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer and the Trustee assumes no responsibility for the correctness thereof.

(b)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under the Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(c)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)           The Trustee may reasonably rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Issuer or the Holders of the Notes due to the Trustee’s reasonable reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee.

(e)            Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or the transactions contemplated hereby or thereby.

SECTION 5.03.      Successor. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.      Ratification of Original Indenture. This Forty-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Forty-Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 6.02.      Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.03.      Successors and Assigns. All covenants and agreements in this Forty-Fourth Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 6.04.      Separability Clause. In case any one or more of the provisions contained in this Forty-Fourth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.05.      Governing Law. This Forty-Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Forty-Fourth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Forty-Fourth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 6.06.      Counterparts. This Forty-Fourth Supplemental Indenture may be executed in any number of counterparts manually, by facsimile or by electronic signature, and each of such counterparts so executed shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Forty-Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission or other electronically-imaged format (including, without limitation, DocuSign or Adobe Sign) transmission shall constitute effective execution and delivery of this Forty-Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Forty-Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission or other electronically-imaged format (including, without limitation, DocuSign or Adobe Sign) shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of similar import in this Forty-Fourth Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures in wet ink or a paper-based recordkeeping system, as the case may be, to the fullest extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee. Any documents to be executed in connection with the Notes and the transactions contemplated thereby may be executed in the manner provided in this Section in the case of this Forty-Fourth Supplemental Indenture.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Forty-Fourth Supplemental Indenture to be duly executed all as of the date first above written.

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its sole General Partner

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mietka Collins
	Name:	Mietka Collins
	Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

FORM OF GLOBAL NOTE [FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. [828807DU8/828807DV6]	$[ ]
ISIN NO. [US828807DU83/US828807DV66]

SIMON PROPERTY GROUP, L.P.

[5.500/5.850]% Note due [2033/2053]

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars on March 8, [2033/2053] (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from and including March 8, 2023, semi-annually in arrears on March 8 and September 8 of each year (each, an “Interest Payment Date”), commencing on September 8, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of [5.500/5.850]% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or, if applicable, on the date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including March 8, 2023, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be. If any date for the payment of principal of, or premium, if any, interest on, or any other amount with respect to, this Note (each, a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

The principal of this Note payable on the Maturity Date or the principal, premium, if any, and interest, if any, payable on any earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York or The City of Chicago. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture by manual or pdf or other electronically imaged signature.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: March 8, 2023

SIMON PROPERTY GROUP, L.P.,
as Issuer

By: SIMON PROPERTY GROUP, INC.
its sole General Partner

By:	/s/ Brian J. McDade
Name: Brian J. McDade
Title: Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Steven E. Fivel
Name: Steven E. Fivel
Title: General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Mietka Collins
Authorized Officer

[REVERSE OF NOTE]

SIMON PROPERTY GROUP, L.P.

[5.500/5.850]% Note due [2033/2053]

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Forty-Fourth Supplemental Indenture, dated as of March 8, 2023, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This Security is one of a series of debt securities under the Indenture designated as the Simon Property Group, L.P. [5.500/5.850]% Notes due [2033/2053], initially limited in aggregate principal amount to $[650,000,000/$650,000,000] (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to but excluding the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. If the Notes are redeemed on or after [December 8, 2032/September 8, 2052], the redemption price shall not include the Make-Whole Amount. Notice of any optional redemption shall be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 10 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of the same series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, one or more new Notes of the same series of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner and Holder of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and any premium hereon and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Forty-Fourth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT –________ Custodian                     (Cust) ______

(minor) under Uniform Gifts to Minors Act                                                                (State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint _______________________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

Exhibit B

FORM OF CERTIFICATED NOTE

[FACE OF CERTIFICATED NOTE]

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. [828807DU8/828807DV6]	$[ ]
ISIN NO. [US828807DU83/US828807DV66]

SIMON PROPERTY GROUP, L.P.

[5.500/5.850]% Note due [2033/2053]

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars on March 8, [2033/2053] (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from and including March 8, 2023, semi-annually in arrears on March 8 and September 8 of each year (each, an “Interest Payment Date”), commencing on September 8, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of [5.500/5.850]% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or, if applicable, on the date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including March 8, 2023, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be. If any date for the payment of principal of, or premium, if any, interest on, or any other amount with respect to, this Note (each, a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

The principal of this Note payable on the Maturity Date or the principal, premium, if any, and interest, if any, payable on any earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York or The City of Chicago. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture by manual or pdf or other electronically imaged signature.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: March 8, 2023

SIMON PROPERTY GROUP, L.P.,
as Issuer

By: SIMON PROPERTY GROUP, INC.
its sole General Partner

By:	/s/ Brian J. McDade
Name: Brian J. McDade
Title: Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Steven E. Fivel
Name: Steven E. Fivel
Title: General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Mietka Collins
Authorized Officer

[REVERSE OF NOTE]

SIMON PROPERTY GROUP, L.P.

[5.500/5.850]% Note due [2033/2053]

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Forty-Fourth Supplemental Indenture, dated as of March 8, 2023, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This Security is one of a series of debt securities under the Indenture designated as the Simon Property Group, L.P. [5.500/5.850]% Notes due [2033/2053], initially limited in aggregate principal amount to $[650,000,000/650,000,000] (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to but excluding the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes. If the Notes are redeemed on or after [December 8, 2032/September 8, 2052], the redemption price shall not include the Make-Whole Amount. Notice of any optional redemption shall be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 10 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner. It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may be exchanged for a like aggregate principal amount of Notes of the same series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, one or more new Notes of the same series of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner and Holder of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and any premium hereon and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Forty-Fourth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT –                   Custodian                  (Cust) ______

(minor) under Uniform Gifts to Minors Act                            (State)

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever

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